EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-08613, 333-69506, 333-110728, 333-137274, 333-152765, 333-174670, 333-177030, 333-196393, 333-206111 and 333-212412 on Form S-8 of ANSYS, Inc. of our report dated December 30, 2019 relating to the statement of assets acquired and liabilities assumed of Livermore Software Technology, LLC as of November 1, 2019, appearing in this amendment to the Current Report on Form 8-K of ANSYS, Inc. dated December 30, 2019.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
December 30, 2019